As filed with the Securities and Exchange Commission on May 12, 1997
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                             CUC International Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                          06-0918165
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

                               -------------------

                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                               -------------------

                                Cosmo Corigliano
               Senior Vice President and Chief Financial Officer
                             CUC International Inc.
                               707 Summer Street
                          Stamford, Connecticut 06901
                                 (203) 324-9261
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                               Amy N. Lipton, Esq.
                    Senior Vice President and General Counsel
                             CUC International Inc.
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261

                               -------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                          Amount             Proposed       Proposed Maximum
                                                           to be             Maximum       Aggregate Offering       Amount of
Title of Shares to be Registered                        Registered       Aggregate Price          Price         Registration Fee
                                                                             Per Unit
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share                    595,664(1)          $24.00 (2)      $14,295,936 (2)         $4,332.10
=================================================================================================================================

(1) 595,664 shares represents all of the shares issued to the Selling Stockholders named herein in connection with the acquisition by the Registrant of Berkeley Systems, Inc. (as further described herein).
(2) Estimated solely for purposes of calculating the registration fee as provided pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices reported by the New York Stock Exchange, Inc. Composite Tape as of May 9, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

        SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MAY 12, 1997

                                 595,664 SHARES

                                -----------------

                             CUC INTERNATIONAL INC.
                                  COMMON STOCK

                           ($.01 par value per share)

         The 595,664 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of CUC International Inc., a Delaware corporation ("CUC" or the "Company") which may be offered for sale from time to time pursuant to this Prospectus were issued by the Company to certain former preferred stockholders (the "Selling Stockholders") of Berkeley Systems, Inc. ("Berkeley") in connection with the acquisition (the "Berkeley Acquisition") of all of the outstanding shares of capital stock of Berkeley by the Company. See "Selling Stockholders."

         The Berkeley Acquisition was entered into pursuant to the terms of a Merger Agreement dated as of March 28, 1997 (the "Berkeley Merger Agreement") by and among the Company, Berkeley Acquisition Corporation, a wholly-owned subsidiary of the Company ("Merger Sub"), Berkeley and certain shareholders of Berkeley, as well as pursuant to the terms of an Escrow Agreement dated as of April 11, 1997 (the "Berkeley Escrow Agreement") by and among the Company, Merger Sub, Berkeley, certain shareholders of Berkeley, and The First National Bank of Boston, as escrow agent (the "Escrow Agent"). Pursuant to the Berkeley Merger Agreement, among other things, Merger Sub agreed to merge with and into Berkeley, with Berkeley continuing as the surviving corporation of such merger and the Company being the sole stockholder of such surviving corporation. The aggregate purchase price paid by the Company in connection with the Berkeley Acquisition was approximately $16.2 million (subject to certain adjustments), which was paid partly in cash and partly through the issuance by the Company to the Selling Stockholders of the Shares (provided that 139,494 Shares out of the total number of Shares will be held in escrow by the Escrow Agent to secure certain potential indemnity claims against certain of the Selling Stockholders). See "Selling Stockholders."

         The Company is registering the Shares as required pursuant to certain registration rights granted to the respective Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but has agreed to bear certain expenses of registration of the Shares. See "Selling Stockholders." The Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "CU." On May 9, 1997, the last reported sale price of Common Stock on the NYSE was $23.75 per share.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                     The date of this Prospectus is , 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). In addition, in July and August of 1996, the Company acquired three entities, namely Ideon Group, Inc. ("Ideon"), Davidson & Associates, Inc. ("Davidson") and Sierra On-Line, Inc. ("Sierra"), each of which was subject to the informational requirements of the Exchange Act prior to their acquisition by the Company, and each of which had filed reports, proxy statements and other information with the Commission prior to their acquisition by the Company. Such reports, proxy statements and other information filed with the Commission by the Company, Ideon, Davidson and Sierra can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Commission's Web site at (http://www.sec.gov). Copies of such materials can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the NYSE, and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Common Stock being offered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information and undertakings set forth in the Registration Statement and reference is made to such Registration Statement, including exhibits, which may be inspected and copied in the manner and at the locations specified above, for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporation by Reference to Certain Publicly-Filed Documents. The following documents previously filed with the Commission by the Company are incorporated by reference into this Prospectus:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (the "CUC 10-K"); and

                  (ii) The description of Common Stock in the Company's registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed for the purposes of updating such description.

         Incorporation by Reference to Certain Other Publicly-Filed Documents. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made pursuant to the Registration Statement shall be deemed to be incorporated by reference into and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         Obtaining Copies of Documents Incorporated by Reference. The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901, Attention: Secretary, telephone: (203) 324-9261.

                                   THE COMPANY

         The Company is a leading technology-driven, membership-based consumer services company, providing approximately 66.3 million members with access to a variety of services. The Company provides these services as individual, wholesale or discount program memberships ("memberships"). These memberships include such components as shopping, travel, auto, dining, home improvement, lifestyle, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants, and provides travelers with value-added tax refunds. The Company believes it is the leading provider of membership-based consumer services in the United States. The Company's membership activities are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, including FISI*Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc., Entertainment Publications, Inc. and SafeCard Services, Inc. (which latter company was acquired as part of the Company's acquisition of Ideon referred to above).

         The Company derives its revenues principally from membership fees. Membership fees vary depending on the particular membership program, and annual fees to consumers generally range from $6 to $250 per year. Most of the Company's memberships are for one-year renewable terms, and members are generally entitled to unlimited use during the membership period of the service for which the members have subscribed. Members generally may cancel their memberships and obtain a full refund at any point during the membership term.

         The Company also offers consumer software in various multimedia forms through certain of its recent acquisitions. As mentioned above, during the 1997 fiscal year of the Company, the Company acquired Davidson and Sierra; in addition, the Company also acquired Knowledge Adventure, Inc. ("KA") during such year. Davidson, Sierra and KA develop, publish, manufacture and distribute high-quality educational, entertainment and personal productivity interactive multimedia products for home and school use. These products incorporate characters, themes, sound, graphics, music and speech in ways that the Company believes are engaging to the user, for use on multimedia personal computers, including CD-ROM-based personal computer systems, and selected emerging platforms.

         For a more detailed description of the various businesses of the Company, see the descriptions set forth in the CUC 10-K and the other documents referred to above under "Incorporation of Certain Documents by Reference" which were previously filed with the Commission by the Company, Ideon, Davidson and Sierra (each of which is incorporated herein by reference).

         Location of Executive Offices. The Company's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         Ownership of the Shares. The Selling Stockholders consist of the Escrow Agent and the following former preferred stockholders of Berkeley: Alta V Limited Partnership, Customs House Partners, Hummer Winblad Technology Fund II, L.P., Hummer Winblad Technology Fund IIA, L.P., Hummer Winblad Venture Partners II, L.P., Imperial Bank, Mr. Wesley L. Boyd ("Mr. Boyd"), in his individual capacity, Ms. Joan E. Blades, in her individual capacity, and Wesley Boyd and Joan E. Blades, as trustees under a Trust Agreement dated May 24, 1993. All of the Shares offered hereby are owned, both beneficially and of record, by the Selling Stockholders; however, as mentioned on the first page of this Prospectus, 139,494 Shares out of the total number of Shares will be held in escrow by the Escrow Agent to secure certain potential indemnity claims against Berkeley and certain of the Selling Stockholders under the Berkeley Merger Agreement. If no claims have been asserted by the Company against the escrowed portion of the Shares prior to the six-month anniversary of the closing of the Berkeley Acquisition, the Escrow Agent will release one-half of such escrowed Shares to certain of the Selling Stockholders following such date, and if no claims have been asserted by the Company against the remaining escrowed portion of the Shares prior to the one-year anniversary of the closing of the Berkeley Acquisition, the remaining one-half of such escrowed Shares will be released following the one-year anniversary of the closing of the Berkeley Acquisition; otherwise all, a portion of or none of such escrowed Shares will be released to certain of the Selling Stockholders based upon and following the resolution of any such claims. As of the date of this Prospectus, other than the Shares offered hereby, the Selling Stockholders do not own any other shares of Common Stock or any other shares of the capital stock of the Company. Immediately prior to giving effect to the Berkeley Acquisition, the Selling Stockholders were the majority stockholders of Berkeley. The Shares were acquired by the Selling Stockholders in connection with the Berkeley Acquisition and the provisions of the Berkeley Merger Agreement, and represent less than one percent (1%) of the total outstanding shares of Common Stock. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be owned by the Selling Stockholders upon completion of the offering to which this Prospectus relates.

         Registration Rights of the Selling Stockholders. The Company is registering the Shares as required pursuant to certain registration rights granted to the Selling Stockholders upon the terms and conditions set forth in the Berkeley Merger Agreement (the "Berkeley Registration Rights Provisions"). In connection with the Berkeley Registration Rights Provisions, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the resale of the Shares, and has agreed to use its commercially reasonable efforts to keep the Registration Statement current and effective through the earlier of (x) the first date on which any Selling Stockholder is permitted to resell such Shares pursuant to the provisions of Rule 144 promulgated under the Securities Act, or (y) the date upon which there shall cease to be any Shares held by the Selling Stockholders. In addition, pursuant to the Berkeley Registration Rights Provisions, the Company will bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Berkeley Registration Rights Provisions (excluding, without limitation, all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares and excluding the cost of any separate legal counsel or other advisors retained by the Selling Stockholders). In addition, pursuant to the Berkeley Registration Rights Provisions, the Company, on the one hand, and the Selling Stockholders, on the other hand, have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, with respect to certain inaccuracies which might be contained in this Prospectus and the Registration Statement and the amendments and supplements thereto.

         Employment and Other Special Relationships of the Selling Stockholders. Certain of the Selling Stockholders were directors and/or officers of Berkeley prior to the consummation of the Berkeley Acquisition, including, without limitation, Mr. Boyd, who was formerly the Chairman of Berkeley prior to the consummation of the Berkeley Acquisition. In addition to the Berkeley Merger Agreement and the Berkeley Escrow Agreement, Mr. Boyd entered into a non-competition agreement with Berkeley on the date of consummation of the Berkeley Acquisition, which agreement provides, subject to the terms and conditions thereof, that he will not compete with certain businesses of Berkeley for a period of five years following the consummation of the Berkeley Acquisition. To the best knowledge of the Company, except as set forth above, none of the Selling Stockholders nor any of the affiliates of the Selling Stockholders are, or have in the past three years been, a director or officer of the Company or, to the best knowledge of the Company, any of the Company's affiliates. Except for the transactions contemplated pursuant to the Berkeley Merger Agreement, the Berkeley Escrow Agreement and such non-competition agreement, to the best knowledge of the Company, there is not, and there has not in the past three years been, any material relationship between the Company and its affiliates, on the one hand, and the Selling Stockholders and their respective affiliates, on the other.

                              PLAN OF DISTRIBUTION

         The Shares may be sold by the Selling Stockholders from time to time on the NYSE or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The Selling Stockholders may effect sales of the Shares directly or by or through agents, brokers or dealers and the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Stockholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration.

         In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may, from time to time, enter into other types of hedging transactions.

         In offering the Shares covered by this Prospectus, the Selling Stockholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholders may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and, in such event, any commissions received by them and any profit on the resale of Shares may be deemed underwriting commissions or discounts under the Securities Act.

                                  LEGAL MATTERS

         The legality of the Shares will be passed upon for the Company by Amy
N. Lipton, Esq. Ms. Lipton is the Senior Vice President and General Counsel of the Company and holds Common Stock and options to acquire shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company at January 31, 1997 and 1996, and for each of the three years in the period ended January 31, 1997, appearing in the CUC 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to years 1996 and 1995, are based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra, KPMG Peat Marwick LLP, independent auditors of Davidson, and Price Waterhouse LLP, independent auditors of Ideon. The financial statements and schedule referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

================================================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                  -------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Available Information ....................................................  2
Incorporation of Certain Documents
  By Reference ...........................................................  2
The Company ..............................................................  3
Use of Proceeds ..........................................................  4
Selling Stockholders .....................................................  4
Plan of Distribution .....................................................  5
Legal Matters ............................................................  6
Experts ..................................................................  6

================================================================================

                                 595,664 SHARES


                             CUC International Inc.


                                  COMMON STOCK

                           ($.01 par value per share)


                              --------------------
                                   PROSPECTUS
                              --------------------


                                     , 1997


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee.................$ 4,332.10
*Accounting Fees and Expenses....................................... 20,000.00
*Legal Fees and Expenses............................................  2,000.00
*Miscellaneous .....................................................      0.00

          Total.....................................................$26,332.10

         As noted above under "Selling Stockholders -- Registration Rights of the Selling Stockholders", the Company has agreed to bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration, qualification and filing fees, all fees and expenses of legal counsel, accountants and other persons retained by the Company, all printing fees (if any) and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Berkeley Registration Rights Provisions (excluding, without limitation, all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares and excluding the cost of any separate legal counsel or other advisors retained by the Selling Stockholders); such costs (or estimates thereof) have been set forth above. The Selling Stockholders will bear certain other costs relating to the registration of the Shares under the Securities Act, including all underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares and excluding the cost of any separate legal counsel or other advisors retained by the Selling Stockholders.

----------
* Estimated

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        The registrant's By-Laws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

        As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

        Pursuant to the Registration Rights Agreements, the Selling Stockholders have agreed to indemnify against certain liabilities the Company, affiliates of the Company and any other person who participates in the offering or sale of such securities on the Company's behalf.

        The registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

5 Opinion of Amy N. Lipton, Esq. as to the legality of the Common Stock to be registered.

23.1     Consent of Amy N. Lipton, Esq. (included in Exhibit 5).

23.2     Consent of Ernst & Young LLP.

23.3 Consent of Price Waterhouse LLP (relating to the Ideon Group, Inc. financial statements).

23.4 Consent of KPMG Peat Marwick LLP (relating to the Davidson & Associates, Inc. financial statements).

23.5 Consent of Deloitte & Touche LLP (relating to the Sierra On-Line, Inc. financial statements).

24 Power of Attorney (included as part of the Signature Page of this Registration Statement).

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 12th day of May, 1997.

                      CUC INTERNATIONAL INC.

                      By:/s/ Walter A. Forbes
                         ----------------------------------
                         Walter A. Forbes
                         Chief Executive Officer and
                         Chairman of the Board of Directors

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                                      Date
        ---------                                  -----                                      ----

/s/ Walter A. Forbes            Chief Executive Officer and Chairman of the             May 12, 1997
----------------------------    Board (Principal Executive Officer)
Walter A. Forbes

/s/ Cosmo Corigliano            Senior Vice President and Chief Financial               May 12, 1997
----------------------------    Officer (Principal Financial and Accounting Officer)
Cosmo Corigliano

/s/ Bartlett Burnap             Director                                                May 12, 1997
----------------------------
Bartlett Burnap

/s/ T. Barnes Donnelley         Director                                                May 12, 1997
----------------------------
T. Barnes Donnelley

/s/ Stephen A. Greyser          Director                                                May 12, 1997
----------------------------
Stephen A. Greyser

/s/ Christopher K. McLeod       Director                                                May 12, 1997
----------------------------
Christopher K. McLeod

/s/ Burton C. Perfit            Director                                                May 12, 1997
----------------------------
Burton C. Perfit

/s/ Robert P. Rittereiser       Director                                                May 12, 1997
----------------------------
Robert P. Rittereiser

/s/ Stanley M. Rumbough, Jr.
----------------------------    Director                                                May 12, 1997
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton             Director                                                May 12, 1997
----------------------------
E. Kirk Shelton

                                Director
----------------------------
Kenneth A. Williams
                                Director
----------------------------
Janice G. Davidson
                                Director
----------------------------
Robert M. Davidson

                                INDEX TO EXHIBITS

                                                                    Sequentially
                                                                       Numbered
Exhibit                                                                  Page
-------                                                                  ----

5 Opinion of Amy N. Lipton, Esq. as to the legality of the Common Stock to be registered.

23.1     Consent of Amy N. Lipton, Esq. (included in Exhibit
         5).

23.2     Consent of Ernst & Young LLP.

23.3     Consent of Price Waterhouse LLP (relating to the
         Ideon Group, Inc. financial statements).

23.4     Consent of KPMG Peat Marwick LLP (relating to the
         Davidson & Associates, Inc. financial statements).

23.5     Consent of Deloitte & Touche LLP (relating to the
         Sierra On-Line, Inc. financial statements).

24 Power of Attorney (included as part of the Signature Page of this Registration Statement).